Exhibit 5.1

Board of Directors

VCG Holding Corp.

390 Union Blvd., Suite 540

Lakewood, CO 80228

Re:	Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to VCG Holding Corp., a Colorado corporation (the “Company”) in connection with the preparation and filing of a Registration Statement on Form SB-2 (the “Registration Statement”) which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (said Registration Statement on Form SB-2 is referred to hereinafter as the “Registration Statement”) relating to the offer and sale of up to 1,350,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

In rendering this opinion, we have examined: (i) the Certificate of Incorporation and By-laws of the Company, each as presently in effect; (ii) resolutions of the Company’s Board of Directors authorizing the issuance of the Shares and the preparation and filing of the Registration Statement; (iii) the Registration Statement; and (iv) such statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued, will be legally issued, fully paid and nonassessable.

We have made such investigation of the statutory provisions of the General Corporation Law of the State of Colorado as we have considered appropriate for the purpose of rendering the opinion expressed above. This opinion is limited to the Federal law of the United States and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

Very truly yours,

COZEN O’CONNOR